As filed with the Securities and Exchange Commission on February 3, 2000
                                                       Registration No. 33-76650
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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                     ---------------------------------------
                           AMENDMENT NO. 2 TO FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933
                    ----------------------------------------

                              PAGING NETWORK, INC.
             (Exact name of registrant as specified in its charter)

            DELAWARE                                             04-2740516
(State or other jurisdiction of                               (I.R.S. Employer
 incorporation or organization)                              Identification No.)

          14911 QUORUM DRIVE
             DALLAS, TEXAS                                          75240
(Address of principal executive offices)                          (Zip Code)

                     ---------------------------------------


                         PAGENET EMPLOYEES SAVINGS PLAN
                            (Full title of the plan)

                     ---------------------------------------


                                                                  Copy to:
              John P. Frazee, Jr.                           Ruth Williams, Esq.
                   Chairman                                Senior Vice President
          & Chief Executive Officer                           & General Counsel
             Paging Network, Inc.                           Paging Network, Inc.
              14911 Quorum Drive                              14911 Quorum Drive
             Dallas, Texas 75240                             Dallas, Texas 75240
              (972) 801-8000                                   (972) 801-8000
    (Name, address and telephone number
  including area code of agent for service)

                     ---------------------------------------

                                     PART I


         The Registrant has amended the PageNet Employee Savings Plan, as Amended and Restated (the "Plan"), to eliminate the Registrant's common stock (the "Common Stock") as an investment option for participants in the Plan. The Registrant is hereby deregistering the Common Stock previously registered on Form S-8, filed with the Commission on December 2, 1997, as amended on July 12, 1999, that remains unsold pursuant to the Plan on the date of filing of this Registration Statement.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, Texas, on January 31, 2000.

                                    PAGING NETWORK, INC.


                                    By:   /s/ John P. Frazee, Jr.
                                          --------------------------------------
                                          John P. Frazee, Jr.
                                          Chairman of the Board of Directors and
                                          Chief Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


       SIGNATURE                                      CAPACITY                                           DATE
       ---------                                      --------                                           ----

/s/ John P. Frazee, Jr.               Chairman and Chief Executive Officer                          January 31, 2000
---------------------------           (Principal Executive Officer)
John P. Frazee, Jr.

*/s/ Julian Castelli                  Senior Vice President and Chief Financial Officer             January 31, 2000
---------------------------           (Principal Financial Officer)
Julian Castelli

*/s/ Richard C. Alberding             Director                                                      January 31, 2000
---------------------------
Richard C. Alberding


                                      Director                                                      -------------
---------------------------
Hermann Buerger


                                      Director                                                      -------------
---------------------------
Jeffrey M. Cunningham


                                      Director                                                      -------------
---------------------------
Gary J. Fernandes


/s/ John P. Frazee, Jr.               Director                                                      January 31, 2000
---------------------------
John P. Frazee, Jr.

*/s/ John S. Llewelyn, Jr.            Director                                                      January 31, 2000
 --------------------------
John S. Llewelyn, Jr.


*/s/ Robert J. Miller                 Director                                                      January 31, 2000
 --------------------------
Robert J. Miller


*/s/ Lee M. Mitchell                  Director                                                      January 31, 2000
 --------------------------
Lee M. Mitchell

*By Ruth Williams, as attorney-in-fact

         THE PLAN. Pursuant to the requirements of the Securities Act of 1933, as amended, the administrators of the Plan have duly caused this Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on January 31, 2000.


                           PAGENET EMPLOYEE SAVINGS PLAN (the Plan)

                           By:      Paging Network, Inc.

                                    By:     /s/ Ruth Williams
                                            ------------------------------------
                                    Name:   Ruth Williams, Senior Vice President